
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
SEPTEMBER 30, 1996 FORM 10-Q OF PMC CAPITAL INC. AND ITS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                             351
<SECURITIES>                                     8,550
<RECEIVABLES>                                  141,330<F1>
<ALLOWANCES>                                     (456)
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                             493
<DEPRECIATION>                                   (299)
<TOTAL-ASSETS>                                 158,587<F2>
<CURRENT-LIABILITIES>                            8,388<F3>
<BONDS>                                         79,570
<PREFERRED-MANDATORY>                            4,000<F4>
<PREFERRED>                                      3,000<F4>
<COMMON>                                        60,750
<OTHER-SE>                                         819
<TOTAL-LIABILITY-AND-EQUITY>                   158,587<F5>
<SALES>                                              0
<TOTAL-REVENUES>                                17,435<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                 3,368
<LOSS-PROVISION>                                    41
<INTEREST-EXPENSE>                               4,288
<INCOME-PRETAX>                                  9,738
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                              9,738
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     9,738
<EPS-PRIMARY>                                      .87
<EPS-DILUTED>                                      .87

<F1>Includes current and long term portion of all loans receivable before reserve, interest receivable on loans and receivable for loans sold. Does not include receivable from affiliate.
<F2>Includes the following terms not included above:
(i)     Excess servicing asset             $  4,813
(ii)    Restricted investements               1,459
(iii)   Real property owned                     249
(iv)    Due from affiliates                   1,091
(v)     Deferred charges, deposit
        other assets, net                       930
(vi)    Investment in subsidiary                 76
                                           --------
                                           $  8,618
                                           ========
<F3>Includes the following:
(i)     Accrued interest payable           $    984
(ii)    Borrower advances                     2,127
(iii)   Dividends payable                     3,323
(iv)    Accounts payable                      1,954
                                           --------
                                           $  8,388
                                           ========
<F4>Preferred stock of subsidiary held be SBA. See footnotes to financial statements.
<F5>Includes the following items not included above:
(i)     Deferred fee revenue               $    809
(ii)    Other liabilities                     1,251
                                           --------
                                              2,060
                                           ========
<F6>Revenues consist primarily of interest and other yield on investments.

